EXHIBIT 99.1
                                                                   ------------

                                                            [LOGO - NEXEN INC.]

                        NEXEN INC. 801 - 7th Ave. SW Calgary, AB Canada T2P 3P7 T 403 699-4000 F 403 699-5776 www.nexeninc.com


N E W S   R E L E A S E
-------------------------------------------------------------------------------

                                                          For immediate release


                           NEXEN INC. DELIVERS STRONG
              FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS IN 2006

-------------------------------------------------------------------------------

2006 HIGHLIGHTS:

   o RECORD ANNUAL CASH FLOW OF $2.7 BILLION ($10.18/SHARE)--AN INCREASE OF 11% OVER 2005
   o    ANNUAL EARNINGS OF $601 MILLION ($2.29/SHARE)
   o PROVED RESERVE ADDITIONS OF 341 MILLION BOE, REPLACING APPROXIMATELY 440% OF 2006 PRODUCTION
   o    2007 NET PRODUCTION EXPECTED TO GROW APPROXIMATELY 50%
   o BUZZARD FIELD ON STREAM--PRODUCTION RAMPING UP TO EXPECTED PEAK RATES OF 85 MBOE/D NET
   o    LONG LAKE PROJECT ON TRACK FOR 2007 START UP
   o    EXPLORATION SUCCESSES AT ALAMINOS CANYON 856, RINGO AND GOLDEN EAGLE
   o    BOARD OF DIRECTORS APPROVE TWO-FOR-ONE SHARE SPLIT

                                                         ----------------------------           ----------------------------
                                                             THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                                DECEMBER 31                              DECEMBER 31
                                                         ----------------------------           ----------------------------
(Cdn$ millions)                                              2006               2005                 2006              2005
----------------------------------------------------------------------------------------------------------------------------
Production (mboe/d)(1)
      Before Royalties                                        207                225                  212               242
      After Royalties                                         161                165                  156               173
Net Sales                                                     920              1,073                3,936             4,086
Cash Flow from Operations(2)                                  673                772                2,669             2,403
       Per Common Share ($/share)(2)                         2.56               2.96                10.18              9.23
Net Income                                                     77                303                  601             1,140
       Per Common Share ($/share)                            0.29               1.16                 2.29              4.38
Capital Expenditures                                          951                731                3,458             2,691
----------------------------------------------------------------------------------------------------------------------------

-------------

1. Production and reserves in this release also include our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.
2. For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 9.

CALGARY, ALBERTA, FEBRUARY 15, 2007 - Strong commodity prices, together with attractive cash operating margins and outstanding contributions from our marketing division, resulted in solid financial results for the fourth quarter and the year.

Fourth quarter cash flow was $673 million, while net income was $77 million. Our marketing division generated $147 million of cash flow in the quarter, primarily through an increase in the value of financial contracts protecting the value of physical storage which will be delivered in the future. Net income for the quarter was reduced by $61 million to adjust the carrying value of certain oil and gas properties located primarily on the shelf of the Gulf of

Mexico, $49 million of stock-based compensation expense and $80 million of exploration expense. This includes three unsuccessful wells in the Gulf of Mexico, three wells in Yemen, and one well in Colombia.

Cash flow for the year grew 11% to a record $2.7 billion, while net income was $601 million. Oil prices reached new highs resulting in a 9% increase in our realized commodity price over 2005. In addition, our marketing division had a record year as they were able to leverage their physical inventory and transportation assets, and capitalize on market volatility, primarily in summer/winter natural gas price spreads. These positive contributions were offset by charges which reflected the settlement of the Yemen Block 51 arbitration ($104 million after tax), an increase in the UK tax rate ($277 million) and the reduction in the carrying value of oil and gas assets ($61 million after tax).

"Overall, I am very pleased with our performance in 2006," said Charlie Fischer, Nexen's President and Chief Executive Officer. "We have completed Buzzard and the Syncrude Stage 3 expansion, and made solid progress at our Long Lake project which will start up later this year. Our accomplishments position us for an exciting 2007 as we ramp up production at Buzzard, bring Long Lake on stream, evaluate our recent discoveries and continue our exploration program."

OIL AND GAS PRODUCTION

                                    PRODUCTION BEFORE ROYALTIES                          PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and           Fourth Quarter          Third Quarter                Fourth Quarter          Third Quarter
Natural Gas (mboe/d)               2006                   2006                          2006                    2006
------------------------------------------------------------------------        ----------------------------------------------
Yemen                                84                     90                            52                     50
United Kingdom                       24                     15                            24                     15
Canada                               38                     37                            31                     30
United States                        33                     34                            28                     29
Other Countries                       6                      7                             6                      6
Syncrude                             22                     20                            20                     18
                            --------------------------------------------        ----------------------------------------------
Total                               207                    203                           161                    148
                            --------------------------------------------        ----------------------------------------------

                                    PRODUCTION BEFORE ROYALTIES                          PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and               Annual                 Annual                        Annual                  Annual
Natural Gas (mboe/d)               2006                   2005                          2006                    2005
------------------------------------------------------------------------        ----------------------------------------------
Yemen                                93                  113                              52                     61
United Kingdom                       20                   16                              20                     16
Canada                               38                   50 (1)                          31                     40 (1)
United States                        36                   42                              31                     36
Other Countries                       6                    5                               6                      5
Syncrude                             19                   16                              16                     15
                            --------------------------------------------        ----------------------------------------------
Total                               212                  242                             156                    173
                            --------------------------------------------        ----------------------------------------------

1. Annual volumes include approximately 10,700 boe/d before royalties and 8,100 boe/d after royalties of production related to asset dispositions in 2005.

Our 2006 annual production averaged 212,000 boe/d (156,000 boe/d after royalties) as compared to 242,000 boe/d (173,000 boe/d after royalties) in 2005. Natural declines from our properties in Yemen and the Gulf of Mexico reduced production year over year as did asset dispositions in Canada in mid-2005. Since year end, we have added incremental production at Aspen and Buzzard.


CAPITAL STRATEGY -- INVESTING IN LONG-TERM, HIGH-VALUE PRODUCTION GROWTH

"We are building material and sustainable businesses in the deep-water Gulf of Mexico, Athabasca oil sands, North Sea and offshore West Africa," said Fischer. "Our projects tend to have longer cycle-times and require significant upfront capital investment." In 2006, we had over $5 billion invested in projects not yet producing oil or cash flow. With Buzzard and the Syncrude Stage 3 expansion now on stream, this investment is translating into production and cash flow. We expect our production after royalties to increase approximately 50%, from 156,000 boe/d in 2006 to between 230,000 and 260,000 boe/d in 2007. We currently have over $2.5 billion invested in non-producing development projects like Long Lake and Ettrick that will deliver additional cash flow and production growth in the future.

As part of our strategy to protect against commodity price downturns while preserving upside to higher prices, we have options in place providing a WTI floor price of US$50/bbl on approximately 38 million barrels of 2007 crude oil production.

2006 RESERVES AND CAPITAL RESULTS

In 2006, we invested $3.3 billion in oil and gas activities adding 341 mmboe of proved reserves, replacing approximately 440% of our production. Over the past five years we have invested approximately $14 billion and added approximately 749 mmboe, replacing 164% of our production. In 2006, our proved reserve additions include 246 mmboe at Long Lake.

                                        2006 OIL AND GAS INVESTMENT(1) (CDN$ MILLIONS)
-------------------------------------------------------------------------------------------------------------------------
                            CORE ASSET        MAJOR        EARLY-STAGE                    PROVED PROPERTY
                            DEVELOPMENT    DEVELOPMENT     DEVELOPMENT     EXPLORATION     ACQUISITIONS       TOTAL(2)
-------------------------------------------------------------------------------------------------------------------------
Canada                          128             167             15             134              12               456
United States                   387              31              -             242               -               660
International                   183             552             34             198               1               968
Synthetic                         -           1,050             74              45               -             1,169
                           ----------------------------------------------------------------------------------------------
Total Oil and Gas               698           1,800            123             619              13             3,253
Mining (Syncrude)                37              49              -               -               -                86
                           ----------------------------------------------------------------------------------------------
Total Including Mining          735           1,849            123             619              13             3,339
                           ----------------------------------------------------------------------------------------------
% of Total                      22%             55%             4%             19%               -              100%
-------------------------------------------------------------------------------------------------------------------------

1.  Geological and geophysical expenditures of $128 million are included.
2. Non-oil and gas investments totaled $119 million. Total 2006 capital investment was $3,458 million.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      2006 RESERVE CONTINUITY
-----------------------------------------------------------------------------------------------------------------------------------
                   |                         OIL AND GAS ACTIVITIES                           |          |    MINING    |         |
                   |--------------------------------------------------------------------------|          | -------------|   TOTAL |
                   |        INTERNATIONAL                 US                 CANADA           |   TOTAL  |              |    OIL, |
                   |-------|-----------|------------|-------------|---------------------------|    OIL   |              |    GAS  |
                   | Yemen |  United   | Other Intl |             |                           |    AND   |  SYNCRUDE(3) |    AND  |
                   |       |  Kingdom  |            |             |                           |    GAS   |              |  MINING |
mmboe              |  Oil  | Oil   Gas |    Oil     |  Oil    Gas |  Oil      Gas     Bitumen |          |              |         |
------------------------------------------------------------------------------------------------------------------------------------
PROVED RESERVES (1)
Dec. 31, 2005         105    143     2        11        47     43     59       58         -         468         318          786
Extensions and
 Discoveries            4     23     2        30         2      5      1       10         -          77          13           90
Revisions              (8)    19     1         1        (8)    (3)     4       (1)      246         251           -          251
Production            (35)(4) (6)   (2)       (2)       (7)    (6)    (7)      (6)        -         (71)         (7)         (78)
                   -----------------------------------------------------------------------------------------------------------------
Dec. 31, 2006          66    179     3        40        34     39     57       61       246         725         324        1,049
                   -----------------------------------------------------------------------------------------------------------------

PROBABLE RESERVES (1)(2)

Dec. 31, 2005          26    171     8        84         9     10     23       53       400         784          51          835
Extensions,
 Discoveries &
 Conversions           (3)   (24)   (1)      (30)       60     24      6       (7)     (246)       (221)         (5)        (226)
Revisions              (1)     5     1         5         -     (4)    (7)      (6)        -          (7)          -           (7)
                   -----------------------------------------------------------------------------------------------------------------
Dec. 31, 2006          22    152     8        59        69     30     22       40       154         556          46          602
                   -----------------------------------------------------------------------------------------------------------------

PROVED + PROBABLE
RESERVES (1)(2)

Dec. 31, 2005         131    314    10        95        56     53     82      111       400       1,252         369        1,621
Extensions,
 Discoveries &
 Conversions            1     (1)    1         -        62     29      7        3      (246)       (144)          8         (136)
Revisions              (9)    24     2         6        (8)    (7)    (3)      (7)      246         244           -          244
Production            (35)(4) (6)   (2)       (2)       (7)    (6)    (7)      (6)        -         (71)         (7)         (78)
                   -----------------------------------------------------------------------------------------------------------------
Dec. 31, 2006          88    331    11        99       103     69     79      101       400       1,281         370        1,651
                   -----------------------------------------------------------------------------------------------------------------

1. We internally evaluate all of our reserves and have at least 80% of our proved reserves assessed by independent qualified consultants each year. Our reserves are also reviewed and approved by our Reserves Committee and our Board of Directors. Reserves represent our working interest before royalties at year-end constant pricing using SEC rules. Gas is converted to equivalent oil at a 6:1 ratio.
2. Probable reserves are determined according to SPE/WPC definitions. US investors should read the Cautionary Note to US Investors at the end of this release.
3. US investors should read the Cautionary Note to US Investors at the end of this release.
4.  Production includes volumes used for fuel in Yemen.


MAJOR AND EARLY STAGE DEVELOPMENT PROJECTS

Approximately 60% of our 2006 oil and gas invested capital was directed towards early stage and major development projects including Buzzard, Long Lake, Syncrude Stage 3 and coalbed methane (CBM). These projects added approximately 300 mmboe of proved reserves and are characterized by multi-year investments which result in timing differences between reserve additions and capital expenditures.

BUZZARD

At Buzzard, we invested $488 million in 2006 to complete the initial development and added 20 mmboe of proved reserves. These reserve additions resulted from both development drilling and an increase in the proved recovery factor. To date, we have recognized 146 mmboe of proved reserves and 267 mmboe of proved plus probable reserves for the Buzzard field. Buzzard is performing as expected with an upward trend in production rates. Daily rates have averaged over 100,000 bbls (gross) in the last week. We are on track to reach peak rates of 200,000 boe/d (gross) by mid-year as we optimize the wells and facility.

Elsewhere in the UK North Sea, we invested $64 million and added 25 mmboe of proved reserves with approximately 70% of these reserves related to our Ettrick development project. Production at Ettrick is expected to commence in the first half of 2008, with our share reaching approximately 16,000 boe/d. We operate Ettrick with an 80% interest.

SYNTHETIC CRUDE OIL

In 2006, we invested approximately $1.2 billion to develop our insitu oil sands resource. This included approximately $1.1 billion invested at our first phase of Long Lake. In 2006, we converted 246 mmboe of probable bitumen reserves to proved reserves.

Our oil sands strategy addresses the issues of wide differentials and high natural gas and diluent costs which erode the value of insitu bitumen. Our project integrates field upgrading with bitumen production to produce a high quality premium synthetic crude oil and substantially reduces our dependence on natural gas. This results in a significant operating cost advantage of approximately $10/bbl in the current price environment.

Long Lake continues to progress well. The SAGD facilities are in the final stages of commissioning and start up and we expect steam injection to commence at the end of the first quarter of 2007, with bitumen production ramping up to peak rates over a 12 to 24 month period. Upgrader module fabrication is largely complete and over 95% of the modules are on site. Construction of the upgrader is approximately 80% complete and start up is scheduled for late 2007. Production capacity for the first phase of Long Lake is approximately 60,000 bbls/d (30,000 bbls/d net to Nexen) of premium synthetic crude which we expect to reach by late 2008 or early 2009.

We are planning to increase synthetic crude oil production to 240,000 bbls/d (120,000 bbls/d net) over the next decade. We plan to sequentially develop our five billion barrel recoverable resource with additional 60,000 bbls/d (30,000 bbls/d net) phases using the same technology and design as Long Lake.

SYNCRUDE

At Syncrude, we invested $86 million in 2006 and added 13 mmboe of proved reserves. The Stage 3 expansion was completed in May 2006, and has increased our share of production capacity to approximately 25,000 bbls/d.

COALBED METHANE (CBM)

In Canada, we are developing the first commercial CBM project in Mannville coals. To date, we have recognized 39 mmboe of proved plus probable reserves. In 2006, we invested $237 million in exploration and development activities on our CBM lands, of which $181 million was associated with development. This resulted in the addition of seven mmboe of proved reserves. Mannville CBM is a new play type in Western Canada with no direct analogies. Our ability to recognize proved reserves is limited until we have sufficient production history to assess long-term decline rates. We expect our CBM reserves to grow significantly over the coming years as additional wells are drilled, development work progresses and more production history is obtained.

OFFSHORE WEST AFRICA

On Block OPL-222, offshore West Africa, Nigerian authorities have provisionally approved the Usan Field Development Plan. Basic engineering of the facilities is complete and tendering of contracts for all major components is proceeding. The development plan includes a floating production, storage and offloading vessel with a storage capacity of two million barrels, capable of handling peak production rates of 160,000 bbls/d of oil. We expect the Usan development to be formally sanctioned in 2007, with first production as early as 2010. We have a 20% interest in exploration and development on this block.

INVESTMENT IN EXPLORATION

We invested approximately $620 million in exploration in 2006. This resulted in exploration success in the Gulf of Mexico at Alaminos Canyon Block 856 and Ringo, and at Golden Eagle in the UK North Sea. Approximately $323 million of this capital was invested in land, seismic and other early stage exploration activities. The balance was invested to drill 20 high-impact exploration wells. This added four mmboe of proved reserves and 57 mmboe barrels of probable reserves. We expect to recognize additional proved reserves from these successes as we progress appraisal work and sanction commercial developments.

We have a 50% operated working interest at our Ringo discovery in the Gulf of Mexico and are evaluating a sub-sea tieback to nearby facilities which could be on stream in late 2008. Our current estimate of the recoverable resource is between 60 and 170 bcf (gross).

At Knotty Head, we completed drilling a sidetrack well in March of last year. Our current estimate of resource for the field is between 200 and 500 mmboe. Access to rigs remains limited in the Gulf and we continue to work with partners to find a rig to complete the appraisal of the field.

We are proceeding with the  development of Wrigley on Mississippi  Canyon Block
506. We have completed and tested the well at 62 mmcf/d and plan to use a sub-sea tieback to nearby existing infrastructure to initiate first production late in the first quarter of 2007. We have a 50% non-operated interest in Wrigley.

We recently completed drilling operations at our Golden Eagle prospect on License P928 in the UK North Sea. The discovery well was drilled to a depth of approximately 7,500 feet and encountered 123 feet of net pay. The well tested at over 4,000 bbls/d of light crude. A successful sidetrack well was drilled to appraise the accumulation and we are currently evaluating development options. We have a 34% operated interest in Golden Eagle.

In 2006, we participated in the Norwegian exploration bid round and were recently awarded four licenses. The licenses are in water depths from 1,000 to 1,300 feet and are located between 30 and 100 miles offshore, situated close to existing infrastructure. In 2007, we plan to invest in additional seismic and geological studies in this region.

INVESTMENT IN CORE ASSET DEVELOPMENT

Our investment in our maturing assets is directed at extracting maximum value over the remaining life of our assets. In 2006, we invested $748 million in our core assets. Approximately $537 million of this investment converted 26 mmboe of proved undeveloped and proved non-producing reserves to proved developed reserves. The remaining $211 million added approximately eight mmboe of new proved reserves.

In the Gulf of Mexico, we began producing from an additional development well at Aspen in late December. Based on results from this well, we see further opportunities in the Aspen field and are currently sidetracking the Aspen 1 well to exploit deeper sands. In 2007, we expect production from the Aspen field to average between 15,000 and 20,000 boe/d. We have a 100% working interest at Aspen.

TWO-FOR-ONE SHARE SPLIT

The Board of Directors has approved a two-for-one share split of Nexen's issued and outstanding shares, subject to shareholder and regulatory approval.

"Since our last share split in May 2005, our share price has more than doubled," said Fischer. "With Buzzard on stream and Long Lake nearing completion, we are entering a period of significant growth and are optimistic about the future of our company."

Shareholder approval will be sought at our Annual Meeting scheduled for April 26, 2007.


QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.05 per common share payable April 1, 2007, to shareholders of record on March 10, 2007.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and offshore West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.


For further information, please contact:

SEAN NOE, P.ENG
Analyst, Investor Relations
(403) 699-4494

LAVONNE ZDUNICH, CA
Analyst, Investor Relations
(403) 699-5821

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7
www.nexeninc.com

CONFERENCE CALL
Charlie   Fischer,   President   and  CEO,   and  Marvin   Romanow,   Executive
Vice-President and CFO, will host a conference call to discuss our financial and operating results and expectations for the future.

Date:  February 15, 2007
Time:  7:00 a.m. Mountain Time (9:00 a.m. Eastern Time)

To listen to the conference call, please call one of the following:

416-695-9757  (Toronto)
877-888-4210  (North American toll-free)
800-4222-8835 (Global toll-free)

A replay of the call will be available for two weeks starting at 9:00 a.m. Mountain Time, by calling 416-695-5275 (Toronto) or 888-509-0081 (toll-free) passcode 639608 followed by the pound sign.

A live and on demand webcast of the conference call will be available at www.nexeninc.com.

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS, AND INCLUDE STATEMENTS RELATING TO FUTURE PRODUCTION ASSOCIATED WITH OUR COALBED METHANE, ASPEN, LONG LAKE, SYNCRUDE, NORTH SEA, WEST AFRICA AND OTHER PROJECTS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES OR ROYALTIES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; RESULTS OF LITIGATION, ARBITRATION OR REGULATORY PROCEEDINGS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY TERRORISTS, INSURGENT OR OTHER GROUPS, OR OTHER ARMED CONFLICT, INCLUDING CONFLICT BETWEEN STATES. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE FUTURE PRICES, FUTURE PRODUCTION LEVELS, FUTURE COST RECOVERY OIL
REVENUES FROM OUR YEMEN OPERATIONS, FUTURE CAPITAL EXPENDITURES AND THEIR ALLOCATION TO EXPLORATION AND DEVELOPMENT ACTIVITIES, FUTURE ASSET DISPOSITIONS, FUTURE SOURCES OF FUNDING FOR OUR CAPITAL PROGRAM, FUTURE DEBT LEVELS, FUTURE CASH FLOWS, FUTURE DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, EXPECTED FINDING AND DEVELOPMENT COSTS, EXPECTED OPERATING COSTS, FUTURE DEMAND FOR CHEMICALS PRODUCTS, FUTURE EXPENDITURES AND FUTURE ALLOWANCES RELATING TO ENVIRONMENTAL MATTERS AND DATES BY WHICH CERTAIN AREAS WILL BE DEVELOPED OR WILL COME ON STREAM, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2005 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

CAUTIONARY NOTE TO CANADIAN INVESTORS - NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101-- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2005 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
FINANCIAL HIGHLIGHTS (1)
                                                                                  Three Months           Twelve Months
                                                                               Ended December 31       Ended December 31
(Cdn$ millions)                                                                 2006       2005          2006       2005
-------------------------------------------------------------------------------------------------------------------------
Net Sales (2)                                                                    920      1,073         3,936      4,086
Cash Flow from Operations (2)                                                    673        772         2,669      2,403
     Per Common Share ($/share)                                                 2.56       2.96         10.18       9.23
Net Income (2)                                                                    77        303           601      1,140
     Per Common Share ($/share)                                                 0.29       1.16          2.29       4.38
Capital Expenditures (3)                                                         951        731         3,458      2,691
Net Debt (4)                                                                   4,730      3,639         4,730      3,639
Common Shares Outstanding (millions of shares)                                 262.5      261.1         262.5      261.1
                                                                            ---------------------------------------------

(1) Certain prior year comparative numbers have been restated to reflect a change in accounting principles as discussed in Note 1 to our Unaudited Consolidated Financial Statements.
(2) 2005 includes discontinued operations as discussed in Note 16 to our Unaudited Consolidated Financial Statements.
(3) Includes oil and gas development, exploration, and expenditures for other property, plant and equipment.
(4) Net debt is defined as long-term debt and short-term borrowings less cash and cash equivalents.

CASH FLOW FROM OPERATIONS (1,) (2)
                                                                                  Three Months           Twelve Months
                                                                               Ended December 31       Ended December 31
(Cdn$ millions)                                                                 2006       2005         2006       2005
-------------------------------------------------------------------------------------------------------------------------
Oil & Gas and Syncrude
     Yemen (3)                                                                   189        236          877        929
     Canada (4)                                                                   41         88          229        397
     United States                                                               127        164          573        667
     United Kingdom                                                               92        117          477        284
     Other Countries                                                              19         10           94         48
     Marketing                                                                   147        186          432        138
     Syncrude                                                                     65         54          240        223
                                                                            ---------------------------------------------
                                                                                 680        855        2,922      2,686
Chemicals                                                                         17         25           83         95
                                                                            ---------------------------------------------
                                                                                 697        880        3,005      2,781
Interest and Other Corporate Items                                               (75)       (98)        (254)      (335)
Income Taxes (5)                                                                  51        (10)         (82)       (43)
                                                                            ---------------------------------------------
Cash Flow from Operations (1)                                                    673        772        2,669      2,403
                                                                            =============================================

(1) Defined as cash flow from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other and excludes items of a non-recurring nature. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

     RECONCILIATION OF CASH FLOW FROM OPERATIONS                                  Three Months           Twelve Months
                                                                               Ended December 31       Ended December 31
     (Cdn$ millions)                                                              2006        2005        2006       2005
---------------------------------------------------------------------------------------------------------------------------
     Cash Flow from Operating Activities                                           590         468       2,374      2,143
     Changes in Non-Cash Working Capital                                            85         315         177        195
     Other                                                                          (2)          6          41        133
     Amortization of Premium for Crude Oil Put Options                             (17)        (17)        (74)       (68)
     Provision for Non-Recurring Arbitration                                        17           -         151          -
                                                                          ------------------------------------------------
     Cash Flow from Operations                                                     673         772       2,669      2,403
                                                                          ================================================

     Weighted-average Number of Common Shares Outstanding                        262.5       261.0       262.1      260.4
     (millions of shares)
                                                                          ------------------------------------------------
     Cash Flow from Operations Per Common Share ($/share)                         2.56        2.96       10.18       9.23
                                                                          ================================================

(2) Certain prior year comparative numbers have been restated to reflect a change in accounting principles.
(3) After in-country cash taxes of $62 million for the three months ended December 31, 2006 (2005 - $74 million) and $286 million for the twelve months ended December 31, 2006 (2005 - $296 million).
(4) 2005 includes discontinued operations as discussed in Note 16 to our Unaudited Consolidated Financial Statements.
(5)  Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)


                                                                                Three Months              Twelve Months
                                                                              Ended December 31        Ended December 31
                                                                                 2006      2005          2006       2005
-------------------------------------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                                       83.7     107.7          92.9      112.7
     Canada (2)                                                                  18.3      21.7          20.0       29.2
     United States                                                               14.6      18.9          17.0       22.2
     United Kingdom                                                              21.6      16.2          16.9       12.6
     Other Countries                                                              6.0       5.4           6.3        5.6
   Syncrude (3) (mbbls/d)                                                        21.9      16.3          18.7       15.5
                                                                            ---------------------------------------------
                                                                                166.1     186.2         171.8      197.8
                                                                            ---------------------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                                                   118       102           108        124
     United States                                                                111        98           111        116
     United Kingdom                                                                14        33            20         23
                                                                            ---------------------------------------------
                                                                                  243       233           239        263
                                                                            ---------------------------------------------

Total Production (mboe/d)                                                         207       225           212        242
                                                                            =============================================

PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                                                Three Months              Twelve Months
                                                                              Ended December 31        Ended December 31
                                                                                 2006      2005          2006       2005
-------------------------------------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                                       51.9      59.9          51.8       60.6
     Canada (2)                                                                  14.5      16.8          15.8       22.6
     United States                                                               12.8      16.7          15.0       19.6
     United Kingdom                                                              21.6      16.2          16.9       12.6
     Other Countries                                                              5.5       5.0           5.7        5.1
   Syncrude (3) (mbbls/d)                                                        20.2      16.2          16.9       15.3
                                                                            ---------------------------------------------
                                                                                126.5     130.8         122.1      135.8
                                                                            ---------------------------------------------
Natural Gas (mmcf/d)
     Canada  (2)                                                                   98        87            91        101
     United States                                                                 94        83            94         99
     United Kingdom                                                                14        33            20         23
                                                                            ---------------------------------------------
                                                                                  206       203           205        223
                                                                            ---------------------------------------------

Total Production (mboe/d)                                                         161       165           156        173
                                                                            =============================================

---------
Notes:
(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2) Includes the following production from discontinued operations. See Note 16 to our Unaudited Consolidated Financial Statements.

   ----------------------------------------------------------------------------
                                                                Twelve Months
                                                             Ended December 31
   ----------------------------------------------------------------------------
                                                               2006       2005
   ----------------------------------------------------------------------------
   Before Royalties
     Crude Oil and NGLs (mbbls/d)                                 -        6.7
     Natural Gas (mmcf/d)                                         -         24

   After Royalties
     Crude Oil and NGLs (mbbls/d)                                 -        5.3
     Natural Gas (mmcf/d)                                         -         17
   ----------------------------------------------------------------------------

(3)  Considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)
                                                                              TOTAL                                      TOTAL
                                                  Quarters - 2006              YEAR          Quarters - 2005              YEAR
                                       ----------------------------------------------------------------------------------------
(all dollar amounts in Cdn$ unless
noted)                                        1st     2nd      3rd     4th     2006      1st     2nd     3rd      4th     2005
-------------------------------------------------------------------------------------------------------------------------------
PRICES:
WTI Crude Oil (US$/bbl)                     63.48   70.70    70.48   60.21    66.22   49.85    53.17   63.52    59.78    56.58
Nexen Average - Oil (Cdn$/bbl)              63.11   72.90    73.06   60.89    67.50   51.33    55.45   68.99    60.89    58.98
NYMEX Natural Gas (US$/mmbtu)                7.87    6.67     6.14    7.26     6.99    6.48     6.95    9.69    12.86     8.99
Nexen Average - Gas (Cdn$/mcf)               8.71    6.68     6.39    6.84     7.18    6.98     7.39    9.68    12.18     8.89
-------------------------------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                                 -       -        -       -        -    11.5     12.0     4.7        -      7.1

Price Received ($/bbl)                          -       -        -       -        -   55.37    58.06   67.04        -    58.55
Royalties & Other                               -       -        -       -        -   12.08    10.98   14.75        -    12.69
Operating Costs                                 -       -        -       -        -    9.77     6.29    6.45        -     7.97
-------------------------------------------------------------------------------------------------------------------------------
Netback                                         -       -        -       -        -   33.52    40.79   45.84        -    37.89
-------------------------------------------------------------------------------------------------------------------------------
CANADA - HEAVY OIL
Sales (mbbls/d)                              21.9    20.1     19.0    18.3     19.8    22.7     22.1    21.2     21.1     21.8

Price Received ($/bbl)                      30.00   51.67    52.95   37.61    42.79   26.15    30.87   47.53    34.41    34.62
Royalties & Other                            6.25   11.38    12.55    8.43     9.58    6.05     8.47   11.80     7.96     8.17
Operating Costs                             11.47   11.66    12.61   12.98    12.15   10.55    10.86   11.42    12.55    10.40
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     12.28   28.63    27.79   16.20    21.06    9.55    11.54   24.31    13.90    16.05
-------------------------------------------------------------------------------------------------------------------------------
CANADA - TOTAL OIL
Sales (mbbls/d)                              21.9    20.1     19.0    18.3     19.8    34.2     34.1    25.9     21.1     28.9

Price Received ($/bbl)                      30.00   51.67    52.95   37.61    42.79   35.99    40.47   51.05    34.41    40.51
Royalties & Other                            6.25   11.38    12.55    8.43     9.58    8.12     9.39   12.39     7.96     9.28
Operating Costs                             11.47   11.66    12.61   12.98    12.15   10.29     9.25   10.53    12.55     9.80
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     12.28   28.63    27.79   16.20    21.06   17.58    21.83   28.13    13.90    21.43
-------------------------------------------------------------------------------------------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                                106     104      106     118      108     143      141     111      102      124

Price Received ($/mcf)                       7.65    6.21     5.78    6.37     6.49    5.80     6.30    8.19    10.75     7.51
Royalties & Other                            1.17    0.89     0.90    0.98     0.97    1.17     1.21    1.26     1.63     1.33
Operating Costs                              1.27    1.33     1.33    1.64     1.38    0.71     0.74    0.80     1.21     1.00
-------------------------------------------------------------------------------------------------------------------------------
Netback                                      5.21    3.99     3.55    3.75     4.14    3.92     4.35    6.13     7.91     5.18
-------------------------------------------------------------------------------------------------------------------------------
YEMEN
Sales (mbbls/d)                             102.6    94.5     88.8    85.1     92.7   115.0    112.6   116.8    108.3    113.2

Price Received ($/bbl)                      68.32   76.86    76.08   64.90    71.57   54.38    58.08   72.04    63.39    62.07
Royalties & Other                           32.73   34.60    34.80   26.76    32.32   27.08    26.30   33.20    28.06    28.71
Operating Costs                              3.88    4.39     4.53    5.11     4.45    3.33     3.72    3.46     4.03     3.63
In-country Taxes                             7.20    9.46     9.29    7.94     8.45    5.67     6.91    8.61     7.47     7.17
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     24.51   28.41    27.46   25.09    26.35   18.30    21.15   26.77    23.83    22.56
-------------------------------------------------------------------------------------------------------------------------------
SYNCRUDE
Sales (mbbls/d)                              14.8    17.4     20.5    21.9     18.7    11.4     16.9    17.2     16.3     15.5

Price Received ($/bbl)                      69.95   79.50    77.53   63.37    72.32   65.15    66.93   78.93    70.79    71.00
Royalties & Other                            6.68    7.95     8.54    4.79     6.93    0.65     0.65    0.78     0.72     0.71
Operating Costs                             40.12   27.84    21.69   24.42    27.53   39.91    20.76   23.22    28.36    26.95
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     23.15   43.71    47.30   34.16    37.86   24.59    45.52   54.93    41.71    43.34
-------------------------------------------------------------------------------------------------------------------------------

---------
(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)
                                                                              TOTAL                                      TOTAL
                                                Quarters - 2006                YEAR          Quarters - 2005              YEAR
                                      -----------------------------------------------------------------------------------------
(all dollar amounts in Cdn$ unless            1st     2nd      3rd     4th     2006      1st     2nd     3rd      4th     2005
noted)
-------------------------------------------------------------------------------------------------------------------------------
UNITED STATES
Crude Oil:
   Sales (mbbls/d)                           19.3    17.8     16.7    14.6     17.0    28.5     23.0    18.4     18.9     22.2
   Price Received ($/bbl)                   63.73   70.23    70.23   58.09    65.80   50.90    54.96   68.30    60.32    57.63
Natural Gas:
   Sales (mmcf/d)                             120     107      105     111      111     127      120     122       98      116
   Price Received ($/mcf)                    9.06    7.51     7.18    7.56     7.86    8.32     9.01   11.57    13.95    10.56
Total Sales Volume (mboe/d)                  39.3    35.6     34.1    33.0     35.5    49.6     43.0    38.7     35.2     41.6

Price Received ($/boe)                      58.97   57.60    56.35   50.97    56.12   50.48    54.54   68.91    71.14    60.26
Royalties & Other                            7.96    7.62     7.42    7.06     7.53    6.48     7.31    9.60     9.47     8.06
Operating Costs                              8.47    7.00     8.42    8.78     8.17    4.91     5.70    6.95     8.47     6.35
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     42.54   42.98    40.51   35.13    40.42   39.09    41.53   52.36    53.20    45.85
-------------------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM
Crude Oil:
   Sales (mbbls/d)                           17.6    17.9     13.8    16.2     16.3    17.5     11.7    10.4     15.6     13.8
   Price Received ($/bbl)                   69.02   73.24    77.73   65.67    71.19   54.53    59.02   65.87    64.75    60.55
Natural Gas:
   Sales (mmcf/d)                              24      29       10      15       19      26       15      13       30       21
   Price Received ($/mcf)                   11.82    5.52     5.57    5.52     7.43    6.92     5.45    4.84    11.26     7.86
Total Sales Volume (mboe/d)                  21.5    22.8     15.4    18.6     19.6    21.9     14.3    12.6     20.6     17.3

Price Received ($/boe)                      69.37   64.59    73.13   61.38    66.81   51.92    54.31   59.39    65.42    57.83
Royalties & Other                               -       -        -       -        -       -        -       -        -        -
Operating Costs                             11.24    9.59    15.12   10.18    11.28   12.59    21.69   19.30     9.95    14.90
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     58.13   55.00    58.01   51.20    55.53   39.33    32.62   40.09    55.47    42.93
-------------------------------------------------------------------------------------------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                               5.8     6.6      6.7     6.0      6.3     5.6      6.2     5.3      6.3      5.9

Price Received ($/bbl)                      58.81   69.63    74.05   60.22    66.09   46.63    53.70   65.82    72.75    59.96
Royalties & Other                            4.71    5.92     6.33    4.89     5.51    3.68     6.01    5.07     5.96     5.23
Operating Costs                              2.27    2.74     2.55    3.93     2.87    2.32     9.27    3.20     7.03     5.55
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     51.83   60.97    65.17   51.40    57.71   40.63    38.42   57.55    59.76    49.18
-------------------------------------------------------------------------------------------------------------------------------

COMPANY-WIDE
Oil and Gas Sales (mboe/d)                  223.5   214.5    202.1   202.6    210.6   261.6    250.4   235.2    225.2    243.0

Price Received ($/boe)                      61.11   66.78    66.82   56.95    62.92   49.55    53.45   67.09    62.97    57.97
Royalties & Other                           18.04   18.95    19.25   14.38    17.68   14.94    15.22   20.21    16.66    16.70
Operating Costs                              8.78    8.21     8.72    9.40     8.77    6.94     7.18    7.21     8.18     7.36
In-country Taxes                             3.31    4.17     4.08    3.33     3.72    2.49     3.10    4.28     3.59     3.34
-------------------------------------------------------------------------------------------------------------------------------
Netback                                     30.98   35.45    34.77   29.84    32.75   25.18    27.95   35.39    34.54    30.57
-------------------------------------------------------------------------------------------------------------------------------

---------
(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions, except per share amounts

                                                                                      Three Months                Twelve Months
                                                                                    Ended December 31          Ended December 31
                                                                                   2006          2005          2006         2005
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               Note 1                     Note 1
REVENUES AND OTHER INCOME
    Net Sales                                                                       920        1,073          3,936        3,932
    Marketing and Other (Note 15)                                                   361          372          1,450          702
    Gain on Dilution of Interest in Chemicals Business (Note 2)                       -            -              -          193
                                                                            -----------------------------------------------------
                                                                                  1,281        1,445          5,386        4,827
                                                                            -----------------------------------------------------
EXPENSES
    Operating                                                                       253          243            955          893
    Depreciation, Depletion, Amortization and Impairment                            354          304          1,124        1,052
    Transportation and Other                                                        245          226          1,041          796
    General and Administrative                                                      176          140            555          809
    Exploration                                                                     131           86            362          250
    Interest (Note 8)                                                                18           13             53           97
                                                                            -----------------------------------------------------
                                                                                  1,177        1,012          4,090        3,897
                                                                            -----------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                               104          433          1,296          930
                                                                            -----------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                          11           84            368          339
    Future (Note 19)                                                                 16           43            315         (105)
                                                                            -----------------------------------------------------
                                                                                     27          127            683          234
                                                                            -----------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS
   BEFORE NON-CONTROLLING INTERESTS                                                  77          306            613          696
    Net Income Attributable to Non-Controlling Interests                              -            3             12            8
                                                                            -----------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                                77          303            601          688
    Net Income from Discontinued Operations (Note 16)                                 -            -              -          452
                                                                            -----------------------------------------------------

NET INCOME                                                                           77          303            601        1,140
                                                                            =====================================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 13)                                                                0.29          1.16          2.29         2.64
                                                                            =====================================================

    Diluted (Note 13)                                                              0.29          1.13          2.24         2.58
                                                                            =====================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 13)                                                                0.29          1.16          2.29         4.38
                                                                            =====================================================

    Diluted (Note 13)                                                              0.29          1.13          2.24         4.28
                                                                            =====================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                                                    December 31      December 31
                                                                                                           2006             2005
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Note 1
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                                             101              48
      Restricted Cash and Margin Deposits                                                                   197              70
      Accounts Receivable (Note 4)                                                                        2,951           3,151
      Inventories and Supplies (Note 5)                                                                     786             504
      Future Income Tax Assets                                                                              479               -
      Other                                                                                                  67              51
                                                                                                 --------------------------------
         Total Current Assets                                                                             4,581           3,824
                                                                                                 --------------------------------

    PROPERTY, PLANT AND EQUIPMENT (Note 7)
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $6,399 (December 31, 2005 - $5,468)                                               11,739           9,594
    GOODWILL                                                                                                377             364
    FUTURE INCOME TAX ASSETS                                                                                141             410
    DEFERRED CHARGES AND OTHER ASSETS (Note 6)                                                              318             398
                                                                                                 --------------------------------

                                                                                                         17,156          14,590
                                                                                                 ================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 8)                                                                        158               -
      Accounts Payable and Accrued Liabilities                                                            3,879           3,727
      Accrued Interest Payable                                                                               55              55
      Dividends Payable                                                                                      13              13
                                                                                                 --------------------------------
         Total Current Liabilities                                                                        4,105           3,795
                                                                                                 --------------------------------

    LONG-TERM DEBT (Note 8)                                                                               4,673           3,687
    FUTURE INCOME TAX LIABILITIES                                                                         2,468           1,955
    ASSET RETIREMENT OBLIGATIONS (Note 9)                                                                   683             590
    DEFERRED CREDITS AND OTHER LIABILITIES (Note 10)                                                        516             479
    NON-CONTROLLING INTERESTS (Note 2)                                                                       75              88
    SHAREHOLDERS' EQUITY (Note 12)
      Common Shares, no par value
        Authorized:        Unlimited
        Outstanding:       2006 - 262,513,206 shares
                           2005 - 261,140,571 shares                                                        821             732
      Contributed Surplus                                                                                     4               2
      Retained Earnings                                                                                   3,972           3,423
      Cumulative Foreign Currency Translation Adjustment                                                   (161)           (161)
                                                                                                 --------------------------------
         Total Shareholders' Equity                                                                       4,636           3,996
                                                                                                 --------------------------------

COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 17)
                                                                                                         17,156          14,590
                                                                                                 ================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions

                                                                                     Three Months              Twelve Months
                                                                                   Ended December 31           Ended December 31
                                                                                   2006         2005           2006         2005
---------------------------------------------------------------------------------------------------------------------------------
                                                                                              Note 1                      Note 1
OPERATING ACTIVITIES
    Net Income from Continuing Operations                                            77          303           601           688
    Net Income from Discontinued Operations                                           -            -             -           452
    Charges and Credits to Income not Involving Cash (Note 14)                      465          400         1,629         1,081
    Exploration Expense                                                             131           86           362           250
    Changes in Non-Cash Working Capital (Note 14)                                   (85)        (315)         (177)         (195)
    Other                                                                             2           (6)          (41)         (133)
                                                                            -----------------------------------------------------
                                                                                    590          468         2,374         2,143

FINANCING ACTIVITIES
    Proceeds from (Repayment of) Term Credit Facilities, Net                        493            1         1,044           (66)
    Proceeds from Long-Term Notes and Debentures                                      -            -             -         1,253
    Repayment of Long-Term Notes and Debentures (Note 8)                            (93)           -           (93)       (1,818)
    Proceeds from (Repayment of) Short-Term Borrowings, Net                          38            -           160           (99)
    Dividends on Common Shares                                                      (13)         (13)          (52)          (52)
    Issue of Common Shares and Exercise of Options for Shares                         7            7            48            58
    Net Proceeds from Canexus Initial Public Offering (Note 2)                        -            -             -           301
    Proceeds from Term Credit Facilities of Canexus, Net (Note 2)                    (2)           3             2           176
    Other                                                                            (7)           8           (28)          (27)
                                                                            -----------------------------------------------------
                                                                                    423            6         1,081          (274)

INVESTING ACTIVITIES
    Business Acquisition, Net of Cash Acquired (Note 3)                               -            -           (78)            -
    Capital Expenditures
      Exploration and Development                                                  (868)        (694)       (3,198)       (2,564)
      Proved Property Acquisitions                                                   (1)           -           (13)          (20)
      Chemicals, Corporate and Other                                                (31)         (21)         (119)          (54)
    Proceeds on Disposition of Assets                                                 2            -            27           911
    Changes in Non-Cash Working Capital (Note 14)                                    19            -           134           (54)
    Changes in Restricted Cash and Margin Deposits                                  (87)         140          (127)          (70)
    Other                                                                             8          (20)          (14)          (13)
                                                                            -----------------------------------------------------
                                                                                   (958)        (595)       (3,388)       (1,864)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                         15          (31)          (14)          (30)
                                                                            -----------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     70         (152)           53           (25)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                      31          200            48            73
                                                                            -----------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                           101           48           101            48
                                                                            =====================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31
Cdn$ millions

                                                                                     Three Months               Twelve Months
                                                                                   Ended December 31          Ended December 31
                                                                                   2006          2005         2006          2005
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               Note 1                     Note 1
COMMON SHARES
    Balance at Beginning of Period                                                  809          719           732          637
    Issue of Common Shares                                                            4            5            32           29
    Proceeds from Options Exercised for Shares                                        3            2            16           29
    Accrued Liability Relating to Options Exercised                                   5            6            41           37
                                                                            -----------------------------------------------------
    Balance at End of Period                                                        821          732           821          732
                                                                            =====================================================

CONTRIBUTED SURPLUS
    Balance at Beginning of Period                                                    3            1             2            -
    Stock-Based Compensation Expense                                                  1            1             2            2
                                                                            -----------------------------------------------------
    Balance at End of Period                                                          4            2             4            2
                                                                            =====================================================

RETAINED EARNINGS
    Balance at Beginning of Period                                                3,908        3,133         3,423        2,335
    Net Income                                                                       77          303           601        1,140
    Dividends on Common Shares                                                      (13)         (13)          (52)         (52)
                                                                            -----------------------------------------------------
    Balance at End of Period                                                      3,972        3,423         3,972        3,423
                                                                            =====================================================

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT
    Balance at Beginning of Period                                                 (232)        (183)         (161)        (105)
    Translation Adjustment, Net of Income Taxes                                      71           22             -          (56)
                                                                            -----------------------------------------------------
    Balance at End of Period                                                       (161)        (161)         (161)        (161)
                                                                            =====================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions, except as noted

1.       ACCOUNTING POLICIES

Our Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at December 31, 2006 and the results of our operations and our cash flows for the three and twelve months ended December 31, 2006 and 2005.

We make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to accruals, litigation, environmental and asset retirement obligations, income taxes, derivative contract assets and liabilities and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates.

The note disclosure requirements for annual consolidated financial statements provide additional disclosure to that required for interim consolidated financial statements. Accordingly, these Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K. The accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K.

CHANGES IN ACCOUNTING PRINCIPLES

STOCK-BASED COMPENSATION FOR EMPLOYEES ELIGIBLE TO RETIRE BEFORE THE VESTING
DATE
In the fourth quarter of 2006, we retroactively adopted EIC-162, STOCK-BASED COMPENSATION FOR EMPLOYEES ELIGIBLE TO RETIRE BEFORE THE VESTING DATE (EIC-162). EIC-162 provides that if an employee is eligible to retire on the grant date of a stock-based award, related compensation expense is recognized in full at that date as there is no ongoing service requirement to earn the award. In addition, if an employee becomes eligible to retire during the vesting period, related compensation expense is recognized over the period from the grant date to the retirement eligibility date on a graded vesting basis. Prior to the adoption of EIC-162, we did not consider the retirement dates of our employees in the determination of our stock-based compensation expense. EIC-162 is effective for interim and annual periods ending on or after December 31, 2006 and is to be adopted on a retroactive basis. For the three and twelve months ended December 31, 2006 and 2005, the impact of adopting EIC-162 increased/ (decreased) the following:

                                                              Three Months                 Twelve Months
                                                            Ended December 31             Ended December 31
                                                           2006           2005           2006           2005
-------------------------------------------------------------------------------------------------------------
General and Administrative Expense                           (3)            (5)            (9)           17
Provision for Future Income Taxes                             1              2              3            (5)
Net Income                                                    2              3              6           (12)
Basic Earnings Per Share ($/share)                         0.01           0.01           0.02         (0.05)
Diluted Earnings Per Share ($/share)                       0.01           0.01           0.02         (0.05)
                                                       ------------------------------------------------------

2.       CANEXUS INCOME FUND

In June 2005, our board of directors approved a plan to monetize our chemicals operations through the creation of an income trust and the issuance of trust units in an initial public offering. This initial public offering closed on August 18, 2005, with Canexus Income Fund (Canexus) issuing 30 million units at a price of $10 per unit for gross proceeds of $300 million ($284 million, net of underwriters' commissions).

Concurrent with the closing of the offering, Canexus acquired a 36.5% interest in Canexus Limited Partnership (Canexus LP) using the net proceeds from the initial public offering. Canexus LP acquired Nexen's chemicals business for approximately $1 billion, comprised of the net proceeds from Canexus' initial public offering and $200 million (US$167 million) of bank debt, plus the issuance of 52.3 million exchangeable limited partnership units (Exchangeable LP Units) of Canexus LP. At that time, the Exchangeable LP Units held by Nexen represented a 63.5% interest in Canexus LP.

The Exchangeable LP Units held by Nexen are exchangeable on a one-for-one basis for trust units of Canexus. As a result, the Exchangeable LP Units owned by Nexen were exchangeable into 52.3 million trust units which represented 63.5% of the outstanding trust units of Canexus assuming exchange of the Exchangeable LP Units.

On September 16, 2005, the underwriters of the initial public offering exercised a portion of their over-allotment option to purchase 1.75 million trust units at $10 per unit for gross proceeds of $18 million ($17 million, net of underwriters' commissions). As a result, Nexen exchanged 1.75 million of its Exchangeable LP Units for $17 million in net proceeds. After this exchange, Nexen has a 61.4% interest in Canexus LP represented by 50.5 million Exchangeable LP Units. The initial public offering, together with the exercise of the over-allotment, resulted in total net proceeds to Nexen of $301 million.

These transactions diluted our interest in our chemicals operations. As a result of this dilution, we recorded a gain of $193 million during the third quarter of 2005.

We have the right to nominate a majority of the members of the board of Canexus Limited, the corporation with responsibility for the strategic management and operational decisions of Canexus and Canexus LP. Nexen has nominated two representatives to the 10-member board of Canexus Limited. Since we have retained effective control of our chemicals business, the results, assets and liabilities of this business have been included in these financial statements. The non-Nexen ownership interests in our chemicals business are shown as non-controlling interests.

Distributions of $7 million and $28 million were paid to non-Nexen ownership interests, during the three and twelve months ended December 31, 2006 (2005 - $7 million and $10 million).

3.       BUSINESS ACQUISITIONS

In the first half of 2006, we completed minor business acquisitions related to our marketing group for $78 million, net of cash acquired. These acquisitions were accounted for using the purchase method of accounting. The assets and liabilities purchased were primarily working capital and we recorded goodwill of $12 million as a result of the acquisitions.

4.       ACCOUNTS RECEIVABLE

                                                                December 31     December 31
                                                                       2006            2005
---------------------------------------------------------------------------------------------
Trade
    Marketing                                                        2,226           2,400
    Oil and Gas                                                        600             614
    Chemicals and Other                                                 58              48
                                                              -------------------------------
                                                                     2,884           3,062
Non-Trade                                                               80              96
                                                              -------------------------------
                                                                     2,964           3,158
Allowance for Doubtful Receivables                                     (13)             (7)
                                                              -------------------------------
Total                                                                2,951           3,151
                                                              ===============================
5.       INVENTORIES AND SUPPLIES

                                                                December 31     December 31
                                                                       2006            2005
---------------------------------------------------------------------------------------------
Finished Products
    Marketing                                                           609            320
    Oil and Gas                                                          21             11
    Chemicals and Other                                                  14             15
                                                              -------------------------------
                                                                        644            346
Work in Process                                                           5              6
Field Supplies                                                          137            152
                                                              -------------------------------
Total                                                                   786            504
                                                              ===============================

6.       DEFERRED CHARGES AND OTHER ASSETS

                                                                December 31     December 31
                                                                       2006            2005
---------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts (Note 11)                      153            232
Deferred Financing Costs                                                 59             63
Asset Retirement Remediation Fund                                        13             14
Crude Oil Put Options (Note 11)                                          19              4
Other                                                                    74             85
                                                              -------------------------------
Total                                                                   318            398
                                                              ===============================

7.       SUSPENDED WELL COSTS

The following table shows the changes in capitalized exploratory well costs included in property, plant and equipment during the years ended December 31, 2006 and 2005, and does not include amounts that were initially capitalized and subsequently expensed in the same period.

                                                                                                          Twelve Months
                                                                                                         Ended December 31
                                                                                                     2006             2005
---------------------------------------------------------------------------------------------------------------------------
Balance at Beginning of  Year                                                                         252              116
Additions to Capitalized Exploratory Well Costs Pending the
   Determination of Proved Reserves                                                                   129              174
Capitalized Exploratory Well Costs Charged to Expense                                                 (70)             (27)
Reclasses to Wells, Facilities and Equipment Based on
   Determination of Proved Reserves                                                                   (84)              (3)
Effects of Foreign Exchange                                                                            (1)              (8)
                                                                                             ------------------------------
Balance at End of Year                                                                                226              252
                                                                                             ==============================

The following table provides an aging of capitalized exploratory well costs based on the date drilling was completed and shows the number of projects for which exploratory well costs have been capitalized for a period greater than one year after the completion of drilling.

                                                                                              December 31      December 31
                                                                                                     2006             2005
---------------------------------------------------------------------------------------------------------------------------
Capitalized for a Period of One Year or Less                                                          179              165
Capitalized for a Period of Greater than One Year                                                      47               87
                                                                                             ------------------------------
Balance at End of Year                                                                                226              252
                                                                                             ==============================

Number of Projects that have Exploratory Well Costs Capitalized for a Period Greater than
    One Year                                                                                            4                3
                                                                                             ------------------------------

As at December 31, 2006, we have exploratory costs that have been capitalized for more than one year relating to our interest in an exploratory block, offshore Nigeria ($14 million), our interests in exploratory blocks in the Gulf of Mexico ($16 million), our coalbed methane exploratory activities in Canada ($10 million) and an exploratory block in the North Sea ($7 million). Our capitalized costs in Nigeria include capital spending for four successful wells. Development plans are currently being prepared for this area. We have capitalized costs related to successful wells drilled in the Gulf of Mexico and the North Sea. In Canada, we have capitalized exploratory costs relating to our coalbed methane projects. We are assessing all of these wells and projects, and we are working with our partners to prepare development plans.

8.       LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                                                 December 31      December 31
                                                                                                        2006             2005
------------------------------------------------------------------------------------------------------------------------------
Term Credit Facilities (US$925 million) (c)                                                            1,078               -
Canexus LP Term Credit Facilities (US$149 million)                                                       174             171
Debentures, due 2006 (d)                                                                                   -              93
Medium-Term Notes, due 2007 (1)                                                                          150             150
Medium-Term Notes, due 2008                                                                              125             125
Notes, due 2013 (US$500 million)                                                                         583             583
Notes, due 2015 (US$250 million)                                                                         291             292
Notes, due 2028 (US$200 million)                                                                         233             233
Notes, due 2032 (US$500 million)                                                                         583             583
Notes, due 2035 (US$790 million)                                                                         920             921
Subordinated Debentures, due 2043 (US$460 million)                                                       536             536
                                                                                              --------------------------------
                                                                                                       4,673           3,687
                                                                                              ================================

Notes:

(1) Amounts due July 2007 are not included in current liabilities as we expect to refinance this amount with our term credit facilities.

(a)      INTEREST EXPENSE

                                                                                Three Months                Twelve Months
                                                                             Ended December 31            Ended December 31
                                                                             2006          2005           2006           2005
------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                                76            63            275            260
Other                                                                          4             3             19             15
                                                                    ----------------------------------------------------------
                                                                              80            66            294            275
   Less: Capitalized                                                         (62)          (53)          (241)          (178)
                                                                    ----------------------------------------------------------
Total                                                                         18            13             53             97
                                                                    ==========================================================

Capitalized interest relates to and is included as part of the cost of our oil and gas and Syncrude properties. The capitalization rates are based on our weighted-average cost of borrowings.

(b)      SHORT-TERM BORROWINGS

Nexen has uncommitted, unsecured credit facilities of approximately $632 million. At December 31, 2006, $158 million (US$136 million) was drawn under these facilities (2005 - nil). We have also utilized $252 million of these facilities to support outstanding letters of credit at December 31, 2006 (2005
- $468 million). Interest is payable at floating rates. The weighted-average interest rate on our short-term borrowings was 5.8% for the three months ended December 31, 2006 (2005 - 4.4%) and 5.5% for the year ended December 31, 2006 (2005- 3.6%).

(c)      TERM CREDIT FACILITIES

We have committed, unsecured, term credit facilities of $3.6 billion, which are available until 2011. At December 31, 2006, $1,078 million (US$925 million) was drawn on these facilities (December 31, 2005 - nil). Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime loans, US-dollar base rate loans or British pound call-rate loans. Interest is payable monthly at floating rates. The weighted-average interest rate on our term credit facilities was 5.9% for the three months ended December 31, 2006 (2005 - 4.7%) and 5.7% for the year ended December 31, 2006 (2005 - 4.4%). At December 31, 2006, $294 million of these facilities were utilized to support outstanding letters of credit (December 31, 2005 - $250 million).

(d)      DEBENTURES, DUE 2006

During November 1996, we issued $100 million of unsecured 10 year redeemable debentures. Interest was payable semi-annually at a rate of 6.85%. In December 1996, $50 million of this obligation was effectively converted through a foreign currency swap with a Canadian chartered bank to a US$37 million liability bearing interest at 6.75% for the term of the debentures. In November 2006, we repaid the outstanding debentures of $100 million and realized a gain of $7 million on the foreign currency swap.

9.       ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment are as follows:

                                                                                           December 31      December 31
                                                                                                  2006             2005
------------------------------------------------------------------------------------------------------------------------
Balance at Beginning of Year                                                                       611             468
    Obligations Assumed with Development Activities                                                 75              72
    Obligations Discharged with Disposed Properties                                                 (1)            (37)
    Expenditures Made on Asset Retirements                                                         (44)            (34)
    Accretion                                                                                       37              26
    Revisions to Estimates                                                                         (10)            138
    Effects of Foreign Exchange                                                                     36             (22)
                                                                                         -------------------------------
Balance at End of Year (1), (2)                                                                    704             611
                                                                                         ===============================

Notes:
(1) Obligations due within 12 months of $21 million (2005 - $21 million) have been included in accounts payable and accrued liabilities.
(2) Obligations relating to our oil and gas activities amount to $658 million (2005 - $564 million) and obligations relating to our chemicals business amount to $46 million (2005 - $47 million).

Our total estimated undiscounted asset retirement obligations amount to $1,770 million. We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.7%. Approximately $97 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

We own interests in assets for which the fair value of the asset retirement obligations cannot be reasonably determined because the assets currently have an indeterminate life and we cannot determine when remediation activities would take place. These assets include our interest in Syncrude's upgrader and sulphur pile. The estimated future recoverable reserves at Syncrude are significant and given the long life of this asset, we are unable to determine when asset retirement activities would take place. Furthermore, the Syncrude plant can continue to run indefinitely with ongoing maintenance activities. The retirement obligations for these assets will be recorded in the first year in which the lives of the assets are determinable.

10.      DEFERRED CREDITS AND OTHER LIABILITIES

                                                                                            December 31    December 31
                                                                                                   2006           2005
-----------------------------------------------------------------------------------------------------------------------
Fixed-Price Natural Gas Contracts (Note 11)                                                          74           128
Long-Term Marketing Derivative Contracts (Note 11)                                                  199           124
Deferred Transportation Revenue                                                                      89            87
Stock-Based Compensation Liability                                                                    6            53
Defined Benefit Pension Obligations                                                                  48            39
Capital Lease Obligations                                                                            48             9
Other                                                                                                52            39
                                                                                          -----------------------------
Total                                                                                               516           479
                                                                                          =============================

11.      DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE AND FINANCIAL INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities at December 31 are:

(Cdn$ millions)                                            DECEMBER 31, 2006                         DECEMBER 31, 2005
------------------------------------------------------------------------------------------------------------------------------
                                                  Carrying       Fair    Unrecognized      Carrying     Fair     Unrecognized
                                                     Value      Value     Gain/(Loss)         Value    Value      Gain/(Loss)
                                                 -------------------------------------     -----------------------------------
Commodity Price Risk
    Non-Trading Activities
      Crude Oil Put Options                             19         19               -              4       4              -
      Fixed-Price Natural Gas Contracts                (96)       (96)              -           (175)   (175)             -
      Natural Gas Swaps                                 (8)        (8)              -             29      29              -

    Trading Activities
      Crude Oil and Natural Gas                        372        372               -            161     161              -
      Future Sale of Gas Inventory                       -         25              25             -      (35)           (35)

Foreign Currency Risk
    Non-Trading Activities                               -          -               -             14      14              -
    Trading Activities                                 (12)       (12)              -              8       8              -
                                                 -------------------------------------     -----------------------------------
Total Derivatives                                      275       300               25             41       6            (35)
                                                 =====================================     ===================================


Financial Assets and Liabilities
      Long-Term Debt                                (4,673)    (4,728)             (55)       (3,687) (3,863)          (176)
                                                 =====================================     ===================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and cash equivalents, restricted cash, margin deposits, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

(b)      COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We generally sell our crude oil and natural gas under short-term market based contracts.

CRUDE OIL PUT OPTIONS

In 2006, we purchased WTI crude oil put options to provide a base level of price protection without limiting our upside to higher prices. These options establish an annual average WTI floor price of US$50/bbl in 2007 on 105,000 bbls/d at a cost of $26 million. In 2004, we purchased WTI crude oil put options to manage the commodity price risk exposure of a portion of our oil production in 2006 and 2005. These options established an annual average WTI floor price of US$38/bbl in 2006 and US$43/bbl in 2005 at a cost of $144 million. The 2006 and 2005 WTI crude oil put options were not used and have expired. The 2007 WTI crude oil put options are stated at fair value and are included in deferred charges and other assets as they settle beyond 12 months from December 31, 2006. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                     Notional                      Average             Fair
                                      Volumes         Term           Price            Value
--------------------------------------------------------------------------------------------
                                     (bbls/d)                     (US$/bbl)  (Cdn$ millions)
WTI Crude Oil Put Options             105,000         2007              50               19
                                                                             ===============

FIXED-PRICE NATURAL GAS CONTRACTS AND NATURAL GAS SWAPS

In July and August 2005, we sold certain Canadian oil and gas properties and we retained fixed-price natural gas sales contracts that were previously associated with those properties (see Note 16). Since these contracts are no longer used in the normal course of our oil and gas operations, they have been included in the Unaudited Consolidated Balance Sheet at fair value. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                     Notional                    Average             Fair
                                      Volumes          Term        Price            Value
------------------------------------------------------------------------------------------
                                       (Gj/d)                      ($/Gj)  (Cdn$ millions)
Fixed-Price Natural Gas Contracts      15,514          2007         2.46              (22)
                                       15,514   2008 - 2010  2.56 - 2.77              (74)
                                                                             -------------
                                                                                      (96)
                                                                             =============

Following the sale of the Canadian oil and gas properties, we entered into natural gas swaps to economically hedge our exposure to the fixed-price natural gas sales contracts. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                     Notional                    Average             Fair
                                      Volumes          Term        Price            Value
------------------------------------------------------------------------------------------
                                       (Gj/d)                      ($/Gj)  (Cdn$ millions)
Natural Gas Swaps                      15,514          2007         7.60               (6)
                                       15,514   2008 - 2010         7.60               (2)
                                                                           ---------------
                                                                                       (8)
                                                                           ===============

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS

We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock in our margins. The physical and financial commodity contracts (derivative contracts) are stated at market value. The $372 million fair value of the derivative contracts at December 31, 2006 is included in the Unaudited Consolidated Balance Sheet and any change is included in marketing and other in the Unaudited Consolidated Statement of Income.

FUTURE SALE OF GAS INVENTORY

We have certain NYMEX futures contracts and swaps in place, which effectively lock in our margins on the future sale of our natural gas inventory in storage. We have designated, in writing, some of these derivative contracts as cash flow hedges of the future sale of our storage inventory. As a result, gains and losses on these designated futures contracts and swaps are recognized in net income when the inventory in storage is sold. The principal terms of these outstanding contracts and the unrecognized gains at December 31, 2006 are:

                                       Hedged                     Average    Unrecognized
                                      Volumes          Month        Price            Gain
------------------------------------------------------------------------------------------
                                      (mmbtu)                  (US$/mmbtu) (Cdn$ millions)
NYMEX Natural Gas Futures           5,580,000   January 2007        10.73              25
                                                                          ================

In late 2006, we de-designated certain futures contracts that had been designated as cash flow hedges of future sales of our natural gas in storage. These contracts were de-designated since it became uncertain that the future sales of natural gas would occur within the designated time frame. As it is reasonably possible that the future sales may take place as designated at the inception of the hedging relationship, gains of $65 million on the futures contracts have been deferred and will be recognized in net income in 2007 in the originally designated time frame.

(c)      FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

US DOLLAR CALL OPTIONS - CANEXUS

The operations of Canexus are exposed to changes in the US-dollar exchange rate as a portion of its sales are denominated in US dollars. Canexus periodically purchases US-dollar call options to reduce this exposure to fluctuations in the Canadian-US dollar exchange rate. Under the outstanding option contracts at December 31, 2006, Canexus LP has the right to sell US$5 million monthly and purchase Canadian dollars at an exchange rate of US$0.85 for the period August 16, 2006 to January 10, 2007 and the right to sell US$5 million and purchase Canadian dollars at an exchange rate of US$0.87 for the period January 10, 2007 to July 11, 2007. The fair value of these contracts at December 31, 2006 was immaterial and changes in fair value are included in marketing and other in the Unaudited Consolidated Statement of Income.

FOREIGN CURRENCY SWAP

We occasionally use derivative instruments to effectively convert cash flows from Canadian to US dollars and vice versa. During the year, we held a foreign currency derivative instrument that obligated us and the counterparty to exchange principal and interest amounts. In November 2006, we paid US$37 million and received Cdn$50 million to settle the foreign currency swap. The change in fair value was included in marketing and other in the Unaudited Consolidated Statement of Income.

TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. However, we pay many of our customers in Canadian dollars. We enter into US-dollar forward contracts and swaps to manage this exposure. Losses of $12 million on our US dollar forward contracts and swaps at December 31, 2006 are included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

(d) TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative instruments held by our marketing operation are equal to fair value as we use mark-to-market accounting. The amounts are as follows at December 31:

(Cdn$ millions)                                                      2006          2005
----------------------------------------------------------------------------------------
Accounts Receivable                                                   731           382
Deferred Charges and Other Assets (1)                                 153           232
                                                           -----------------------------
    Total Derivative Contract Assets                                  884           614
                                                           =============================

Accounts Payable and Accrued Liabilities                              325           321
Deferred Credits and Other Liabilities (1)                            199           124
                                                           -----------------------------
    Total Derivative Contract Liabilities                             524           445
                                                           =============================

    Total Derivative Contract Net Assets (2)                          360           169
                                                           =============================

Notes:
(1) These derivative contracts settle beyond 12 months and are considered non-current.
(2) Comprised of $372 million (2005 - $161 million) related to commodity contracts and losses of $12 million (2005 - $8 million) related to US-dollar forward contracts and swaps.

As a physical energy marketer, we match the contract months of our derivative instruments with the contract months of our physical sales and purchases. As a result, our disclosure with respect to derivative instruments includes amounts with no ongoing commodity price or foreign exchange risk as at December 31, 2006. Excluding such amounts, derivative contracts included in accounts receivable at December 31, 2006 amounted to $460 million (December 31, 2005 - $382 million) and derivative contracts included in accounts payable and accrued liabilities amounted to $312 million (December 31, 2005 - $290 million).

Our exchange-traded derivative contracts are subject to margin deposit requirements. We are required to advance cash to counterparties in order to satisfy their requirements. We have margin deposits of $197 million (December 31, 2005 - nil), which have been included in restricted cash and margin deposits on our Unaudited Consolidated Balance Sheet at December 31, 2006.

12.      SHAREHOLDERS' EQUITY


DIVIDENDS
Dividends per common share for the three months ended December 31, 2006 were $0.05 (2005 - $0.05). Dividends per common share for the twelve months ended December 31, 2006 were $0.20 (2005 - $0.20).

13.      EARNINGS PER COMMON SHARE

We calculate basic earnings per common share from continuing operations using net income from continuing operations divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                                   Three Months              Twelve Months
                                                                                 Ended December 31          Ended December 31
(millions of shares)                                                            2006          2005         2006          2005
------------------------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding                           262.5         261.0        262.1        260.4
Shares issuable pursuant to tandem options                                      13.0          12.3         13.9         13.4
Shares to be purchased from proceeds of tandem options                          (6.8)         (6.0)        (7.1)        (7.4)
                                                                         -----------------------------------------------------
Weighted-average number of diluted common shares outstanding                   268.7         267.3        268.9        266.4
                                                                         =====================================================

In calculating the weighted-average number of diluted common shares outstanding for the three and twelve months ended December 31, 2006, we excluded 830,800 and 211,283 options respectively, because their exercise price was greater than the average common share market price in those periods. In calculating the weighted-average number of diluted common shares outstanding for the three and twelve months ended December 31, 2005, all options were included because their exercise price was less than the average common share market price in the period. During the periods presented, outstanding stock options were the only potentially dilutive instruments.

14.      CASH FLOWS

(a) CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                                   Three Months              Twelve Months
                                                                                 Ended December 31          Ended December 31
                                                                                2006          2005         2006          2005
------------------------------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment                             354          304         1,124        1,052
Stock-Based Compensation                                                          57           16           101          428
Provision for Future Income Taxes                                                 16           43           315         (105)
Change in Fair Value of Crude Oil Put Options                                      5           12            11          196
Non-Cash Items included in Discontinued Operations                                 -            -             -         (325)
Gain on Disposition of Assets                                                     (4)           -            (4)          (4)
Gain on Dilution of Interest in Chemicals Business                                 -            -             -         (193)
Net Income Attributable to Non-Controlling Interests                               -            3            12            8
Other                                                                             37           22            70           24
                                                                         -----------------------------------------------------
Total                                                                            465          400         1,629        1,081
                                                                         =====================================================

(b)      CHANGES IN NON-CASH WORKING CAPITAL

                                                                                   Three Months              Twelve Months
                                                                                 Ended December 31          Ended December 31
                                                                                2006          2005         2006          2005
------------------------------------------------------------------------------------------------------------------------------
   Accounts Receivable                                                          (212)        (261)          345       (1,078)
   Inventories and Supplies                                                      (55)          11          (302)        (163)
   Other Current Assets                                                           15            5           (14)         (10)
   Accounts Payable and Accrued Liabilities                                      168          (85)          (72)         982
   Other                                                                          18           15             -           20
                                                                         -----------------------------------------------------
Total                                                                            (66)        (315)          (43)        (249)
                                                                         =====================================================

Relating to:
   Operating Activities                                                          (85)        (315)         (177)        (195)
   Investing Activities                                                           19            -           134          (54)
                                                                         -----------------------------------------------------
Total                                                                            (66)        (315)          (43)        (249)
                                                                         =====================================================

(c)      OTHER CASH FLOW INFORMATION

                                                                                   Three Months              Twelve Months
                                                                                 Ended December 31          Ended December 31
                                                                                2006          2005          2006         2005
------------------------------------------------------------------------------------------------------------------------------
Interest Paid                                                                     61           47           278           237
Income Taxes Paid                                                                 81           77           398           325
                                                                         -----------------------------------------------------

15.      MARKETING AND OTHER

                                                                                   Three Months              Twelve Months
                                                                                 Ended December 31          Ended December 31
                                                                                2006          2005          2006         2005
------------------------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                                           350          379         1,309           847
Business Interruption Insurance Proceeds                                          30            -           154             2
Change in Fair Value of Crude Oil Put Options                                     (5)         (12)          (11)         (196)
Interest Income                                                                    9            7            36            29
Foreign Exchange Losses                                                          (23)         (20)          (72)          (19)
Other                                                                              -           18            34            39
                                                                         -----------------------------------------------------
Total                                                                            361          372         1,450           702
                                                                         =====================================================

16.      DISCONTINUED OPERATIONS

In the third quarter of 2005, we sold certain Canadian conventional oil and gas properties in southeast Saskatchewan, northwest Saskatchewan, northeast British Columbia and the Alberta foothills. The results of operations of these properties have been presented as discontinued operations. The sales closed in the third quarter with net proceeds of $900 million after closing adjustments and we realized gains of $225 million. These gains are net of losses attributable to pipeline contracts and fixed price gas sales contracts associated with these properties that we have retained but no longer use in connection with our oil and gas business.

TWELVE MONTHS ENDED DECEMBER 31

                                                                          2005
-------------------------------------------------------------------------------
Revenues and Other Income
    Net Sales                                                              154
    Gain on Disposition of Assets                                          225
                                                                    -----------
                                                                           379
Expenses
    Operating                                                               27
    Depreciation, Depletion, Amortization and Impairment                    28
    Exploration Expense                                                      1
                                                                    -----------
Income before Income Taxes                                                 323
    Provision for Future Income Taxes                                     (129)
                                                                    -----------
Net Income from Discontinued Operations                                    452
                                                                    ===========

Earnings per Common Share ($/share)
    Basic (Note 13)                                                       1.74
                                                                    ===========
    Diluted (Note 13)                                                     1.70
                                                                    ===========

There were no assets and liabilities related to discontinued operations at December 31, 2006 and 2005.

17.      COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 15 to the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K and described below, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

In June 2003, a subsidiary of Occidental Petroleum Corporation (Occidental) initiated an arbitration against us at the International Court of Arbitration of the International Chamber of Commerce (ICC Court) regarding an Area of Mutual Interest agreement relating to certain portions of Block 51 in the Republic of Yemen. In April 2006, the ICC Court concluded that we breached this agreement and as a result, Occidental was entitled to monetary damages. In late 2006, we agreed to settle the arbitration with Occidental for US$135 million. This amount was accrued in other expenses in our Unconsolidated Statement of Income during 2006. No further amounts are expected to be payable under the settlement.

18.      PENSION AND OTHER POST RETIREMENT BENEFITS

(a) NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED BENEFIT PENSION PLANS

                                                                           Three Months              Twelve Months
                                                                         Ended December 31         Ended December 31
                                                                        2006          2005         2006         2005
---------------------------------------------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees                                   4            5           16            15
    Interest Cost on Benefits Earned                                       3            2           12            12
    Expected Return on Plan Assets                                        (2)          (2)         (11)          (10)
    Net Amortization and Deferral                                          -            -            3             1
                                                                 ----------------------------------------------------
    Net                                                                    5            5           20            18
                                                                 ----------------------------------------------------

Canexus
    Cost of Benefits Earned by Employees                                   -            1            3             1
    Interest Cost on Benefits Earned                                       -            1            3             1
    Expected Return on Plan Assets                                         -           (1)          (3)           (1)
    Net Amortization and Deferral                                          -            -            -             -
                                                                 ----------------------------------------------------
    Net                                                                    -            1            3             1
                                                                 ----------------------------------------------------

Syncrude
    Cost of Benefits Earned by Employees                                   2            1            5             4
    Interest Cost on Benefits Earned                                       2            1            5             5
    Expected Return on Plan Assets                                        (2)          (1)          (5)           (4)
    Net Amortization and Deferral                                         (1)           3            2             3
                                                                 ----------------------------------------------------
    Net                                                                    1            4            7             8
                                                                 ----------------------------------------------------
Total                                                                      6           10           30            27
                                                                 ====================================================

(b)  EMPLOYER FUNDING CONTRIBUTIONS

Our expected total funding contributions for 2006 disclosed in Note 16 to the Audited Consolidated Financial Statements in our 2005 Annual Report on Form 10-K have not changed for the Nexen and Canexus defined benefit pension plans and our share of Syncrude's defined benefit pension plan.

19.     PROVISION FOR FUTURE INCOME TAXES

During the first quarter of 2006, we recorded a future income tax expense of $277 million related to an increase in the supplemental tax rate on oil and gas activities in the United Kingdom. Legislation was introduced to the United Kingdom parliament during the first quarter to increase the supplemental tax rate from 10% to 20%, effective January 1, 2006.

20.     OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 20 to the Audited Consolidated Financial Statements included in our 2005 Annual Report on Form 10-K.

THREE MONTHS ENDED DECEMBER 31, 2006

                                                                              Energy                         Corporate
 (Cdn$ millions)                              Oil and Gas                  Marketing    Syncrude  Chemicals  and Other   Total
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Other
                                                                 Countries
                               Yemen  Canada      US         UK     (1)
                               -------------------------------------------
 Net Sales                       299      108    133        105        31        25         118         101          -      920
 Marketing and Other               2        -     30          4         -       350           -          (6)       (19)(2)  361
                               ------------------------------------------------------------------------------------------------
 Total Revenues                  301      108    163        109        31       375         118          95        (19)   1,281
 Less: Expenses
   Operating                      41       40     27         17         3        13          48          64          -      253
   Depreciation, Depletion,
    Amortization and
     Impairment (3)               79       47    141         48         2         6          14          10          7      354
   Transportation and Other        2       11      -          -         1       198           4           9         20(4)   245
   General and
     Administrative (5)            6       24     14          8        14        19           1           9         81      176
   Exploration                     3        8     74         13        33(6)      -           -           -          -      131
   Interest                        -        -      -          -         -         -           -           3         15       18
                               ------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
      before Income Taxes        170      (22)   (93)        23       (22)      139          51           -       (142)     104
                               =========================================================================================
 Less: Provision for
   Income Taxes (7)                                                                                                          27
 Less: Non-Controlling
   Interests                                                                                                                  -
                                                                                                                         ------
 Net Income                                                                                                                  77
                                                                                                                         ======

 Identifiable Assets             464    3,923  1,620      5,490       245     3,528 (8)   1,186         459        241   17,156
                               ================================================================================================

 Capital Expenditures
   Development and Other          35      374    143        186         8         3          12          13         15      789
   Exploration                     9       21     22         27        31         -           -           -          -      110
   Proved Property                 -        1      -          -         -         -           -           -          -        1
      Acquisitions
                               ------------------------------------------------------------------------------------------------
                                  44      396    165        213        39         3          12          13         15      900
                               ================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,404    5,216  2,889      4,710       249       226       1,304         854        286   18,138
   Less: Accumulated DD&A      2,128    1,448  1,445        432        78        47         179         494        148    6,399
                               ------------------------------------------------------------------------------------------------
 Net Book Value                  276    3,768  1,444      4,278       171       179       1,125         360        138   11,739
                               ================================================================================================

Notes:
(1)  Includes results of operations from producing activities in Colombia.
(2) Includes interest income of $9 million, foreign exchange losses of $23 million and a decrease in the fair value of crude oil put options of $5 million.
(3) Includes an impairment change of $93 million, primarily relating to two natural gas producing properties in the Gulf of Mexico.
(4) Includes $17 million (US$15 million) accrual with respect to the Block 51 arbitration (see Note 17).
(5)  Includes stock-based compensation expense of $71 million.
(6)  Includes exploration activities primarily in Nigeria, Norway and Colombia.
(7)  Includes Yemen cash taxes of $62 million.
(8) Approximately 80% of marketing's identifiable assets are accounts receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2006

                                                                                                             Corporate
                                                                               Energy                              and
 (Cdn$ millions)                              Oil and Gas                   Marketing   Syncrude  Chemicals      Other   Total
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Other
                                                                 Countries
                               Yemen  Canada      US         UK     (1)
                               -------------------------------------------
 Net Sales                     1,328      459    629        477       139         51         446        407        -      3,936
 Marketing and Other               8        7     81 (2)     85 (3)     1      1,309           -          6      (47)(4)  1,450
                               ------------------------------------------------------------------------------------------------
 Total Revenues                1,336      466    710        562       140      1,360         446        413      (47)     5,386
 Less: Expenses
   Operating                     151      143    106         80         8         31         187        249        -        955
   Depreciation, Depletion,
    Amortization and
     Impairment (5)              327      162    296        216        10         12          33         40       28      1,124
   Transportation and Other        6       33      -          -         1        789          18         40      154(6)   1,041
   General and                                                                                                   200
     Administrative (7)           17       80     58         14        44        112           1         29                 555
   Exploration                     4       26    214         46        72(8)       -           -          -        -        362
   Interest                        -        -      -          -         -          -           -         11       42         53
                               ------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         831       22     36        206         5        416         207         44     (471)     1,296
                               ========================================================================================
 Less: Provision for
   Income Taxes (9)                                                                                                         683
 Less: Non-Controlling
   Interests                                                                                                                 12
                                                                                                                         ------
 Net Income                                                                                                                 601
                                                                                                                         ======

 Identifiable Assets             464    3,923  1,620      5,490       245      3,528(10)   1,186        459      241     17,156
                               ================================================================================================

 Capital Expenditures
   Development and Other         145    1,434    418        596        28         47          86         27       45      2,826
   Exploration                    37      163    177         62        52          -           -          -        -        491
   Proved Property                 -       12      -          1         -          -           -          -        -         13
     Acquisitions
                               ------------------------------------------------------------------------------------------------
                                 182    1,609    595        659        80         47          86         27       45      3,330
                               ================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,404    5,216  2,889      4,710       249        226       1,304        854      286     18,138
   Less: Accumulated DD&A      2,128    1,448  1,445        432        78         47         179        494      148      6,399
                               ------------------------------------------------------------------------------------------------
 Net Book Value                  276    3,768  1,444      4,278       171        179       1,125        360      138     11,739
                               ================================================================================================

Notes:
(1)  Includes results of operations from producing activities in Colombia.
(2) Includes $80 million of business interruption insurance proceeds related to production losses caused by Gulf of Mexico hurricanes in 2005.
(3) Includes $74 million of business interruption insurance proceeds for generator failures in 2005.
(4) Includes interest income of $36 million, foreign exchange losses of $72 million and decrease in the fair value of crude oil put options of $11 million.
(5) Includes an impairment change of $93 million, primarily relating to two natural gas producing properties in the Gulf of Mexico.
(6) Includes $151 million (US$135 million) accrual with respect to the Block 51 arbitration (see Note 17).
(7)  Includes stock-based compensation expense of $210 million.
(8)  Includes exploration activities primarily in Nigeria, Norway and Colombia.
(9) Includes Yemen cash taxes of $286 million and future income tax expense of $277 million related to an increase in the supplemental tax rate on oil and gas activities in the United Kingdom.
(10) Approximately 80% of marketing's identifiable assets are accounts receivable and inventories.

                                      30

THREE MONTHS ENDED DECEMBER 31, 2005

                                                                                                             Corporate
                                                                              Energy                               and
 (Cdn$ millions)                                  Oil and Gas              Marketing    Syncrude  Chemicals      Other   Total
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Other
                                                                 Countries
                               Yemen   Canada     US         UK     (1)
                               -------------------------------------------
 Net Sales                       352      139    199        124        41         12        105         101        -      1,073
 Marketing and Other               2        1      2         15         -        379          -          (1)     (26)(2)    372
                               ------------------------------------------------------------------------------------------------
 Total Revenues                  354      140    201        139        41        391        105         100      (26)     1,445
 Less: Expenses
   Operating                      41       36     27         19         5         10         42          63        -        243
   Depreciation, Depletion,
    Amortization and
     Impairment                   98       35     52         95         2          3          4           9        6        304
   Transportation and Other        2        6      1          -         2        179          8          10       18        226
   General and
     Administrative (3)            3       11     12          3        20         17          1           6       67        140
   Exploration                     7        8     17         33        21 (4)      -          -           -        -         86
   Interest                        -        -      -          -         -          -          -           2       11         13
                               ------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
      before Income Taxes        203       44     92        (11)       (9)       182         50          10     (128)       433
                               ======================================================================================
 Less: Provision for
   Income Taxes (5)                                                                                                         127
 Less: Non-Controlling
   Interests                                                                                                                  3
                                                                                                                         ------
 Net Income                                                                                                                 303
                                                                                                                         ======

 Identifiable Assets             635    2,449  1,433      4,775       183      3,165 (6)  1,135         482      333     14,590
                               ================================================================================================

 Capital Expenditures
   Development and Other          52      296     53        142         4          2         48           5       14        616
   Exploration                    14       37     33          8         7          -          -           -        -         99
                               ------------------------------------------------------------------------------------------------
                                  66      333     86        150        11          2         48           5       14        715
                               ================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,243    3,631  2,437      4,013       249        177      1,240         827      245     15,062
   Less: Accumulated DD&A      1,841    1,311  1,159        216       119         72        171         456      123      5,468
                               ------------------------------------------------------------------------------------------------
 Net Book Value                  402    2,320  1,278      3,797       130        105      1,069         371      122      9,594
                               ================================================================================================

Notes:
(1) Includes results of operations from producing activities in Nigeria and Colombia.
(2)  Includes  interest  income of $7 million,  foreign  exchange losses of $20 million, decrease in the fair value of crude oil put options of $12 million, and decrease in the fair value of foreign currency call options of $1 million.
(3)  Includes stock-based compensation expense of $35 million.
(4)  Includes  exploration  activities  primarily  in  Nigeria,   Colombia  and
     Equatorial Guinea.
(5)  Includes Yemen cash taxes of $74 million.
(6)  Approximately  86%  of  marketing's   identifiable   assets  are  accounts
     receivable and inventories.

TWELVE MONTHS ENDED DECEMBER 31, 2005

                                                                                                             Corporate
                                                                              Energy                               and
 (Cdn$ millions)                               Oil and Gas                 Marketing    Syncrude  Chemicals      Other   Total
-------------------------------------------------------------------------------------------------------------------------------
                                                                    Other
                                                                 Countries
                               Yemen   Canada     US         UK     (1)
                               -------------------------------------------
 Net Sales                     1,377      455    792        366       119         28        397         398         -     3,932
 Marketing and Other               8        3      2         16         4        847          -          15       (193)(2)  702
 Gain on Dilution of Interest
    in Chemicals Business          -        -      -          -         -          -          -         193         -       193
                               ------------------------------------------------------------------------------------------------
 Total Revenues                1,385      458    794        382       123        875        397         606      (193)    4,827
 Less: Expenses
   Operating                     150      121     96         95        12         30        152         237         -       893
   Depreciation, Depletion,
    Amortization and
     Impairment                  354      140    234        210        13         11         17          51 (3)    22     1,052
   Transportation and Other        6       23      1          -         2        641         21          40        62       796
   General and
     Administrative (4)           42      107     88          8       101         89          1          45       328       809
   Exploration                    12       23    100         51        64 (5)      -          -           -         -       250
   Interest                        -        -      -          -         -          -          -           3        94        97
                               ------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         821       44    275         18       (69)       104        206         230      (699)      930
                               =======================================================================================
 Less: Provision for
   Income Taxes (6)                                                                                                         234
 Less: Non-Controlling
   Interests                                                                                                                  8
 Add: Net Income from
   Discontinued Operations (7)                                                                                              452
                                                                                                                         ------
 Net Income                                                                                                               1,140
                                                                                                                         ======

 Identifiable Assets             635    2,449  1,433      4,775       183      3,165 (8)  1,135         482       333    14,590
                               ================================================================================================

 Capital Expenditures
   Development and Other         236      947    148        566        14         16        197          14        24     2,162
   Exploration                    41       90    211         59        55          -          -           -         -       456
   Proved Property
      Acquisitions                 -       17      3          -         -          -          -           -         -        20
                               ------------------------------------------------------------------------------------------------
                                 277    1,054    362        625        69         16        197          14        24     2,638
                               ================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,243    3,631  2,437      4,013       249        177      1,240         827        245   15,062
   Less: Accumulated DD&A      1,841    1,311  1,159        216       119         72        171         456        123    5,468
                               ------------------------------------------------------------------------------------------------
 Net Book Value                  402    2,320  1,278      3,797       130        105      1,069         371        122    9,594
                               ================================================================================================

Notes:
(1) Includes results of operations from producing activities in Nigeria and Colombia.
(2) Includes interest income of $29 million, foreign exchange losses of $19 million, decrease in the fair value of crude oil put options of $196 million and decrease in the fair value of foreign currency call options of $7 million.
(3) Includes impairment charge of $12 million related to the closure of our sodium chlorate plant in Amherstburg, Ontario.
(4)  Includes stock-based compensation expense of $507 million.
(5) Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(6)  Includes Yemen cash taxes of $296 million.
(7) During the third quarter of 2005, we concluded the sale of certain Canadian conventional oil and gas properties. The results of these properties are shown as discontinued operations (see Note 16).
(8) Approximately 86% of marketing's identifiable assets are accounts receivable and inventories.

                                      32